Exhibit 99.1

JBoss, Inc.

Index

December 31, 2005

Page(s)
Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders’ Deficit	4

Statement of Cash Flows	5

Notes to Financial Statements	6-17

Report of Independent Auditors

To the Board of Directors and

Stockholders of JBoss, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders’ deficit and cash flows present fairly, in all material respects, the financial position of JBoss, Inc. and its subsidiaries at December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 13, the Company was acquired on June 2, 2006.

/s/ PricewaterhouseCoopers LLP

June 2, 2006

Boston, Massachusetts

JBoss, Inc.

Consolidated Balance Sheet

December 31, 2005

(in thousands)
Assets
Current assets
Cash and cash equivalents	$6,335
Accounts receivable, less allowance for doubtful accounts of $255	6,072
Prepaid expenses and other current assets	495

Total current assets	12,902

Fixed assets, net	1,828
Intangible assets, net	3,230
Restricted cash	108
Other assets	401

Total assets	$18,469

Liabilities, Redeemable Convertible Preferred Stock and Stockholder’s Deficit
Current liabilities
Note payable	$1,032
Accounts payable	1,074
Accrued expenses	2,555
Deferred revenue	11,894

Total current liabilities	16,555

Long-term note payable	2,967
Long-term deferred revenue	1,792
Other liabilities	394

Total liabilities	21,708

Commitments and contingencies (Note 12)
Series A redeemable convertible preferred stock, $0.001 par value, 9,974,533 shares authorized, issued and outstanding (liquidation preference of $10,957,014)	10,885

Stockholders’ deficit
Common stock, $0.001 par value, 59,702,020 shares authorized, 22,876,258 shares issued and outstanding	23
Additional paid-in capital	4,666
Deferred compensation	(3,155)
Accumulated deficit	(15,662)
Accumulated other comprehensive income	4

Total stockholder’s deficit	(14,124)

Liabilities, redeemable convertible preferred stock and stockholders’ deficit	$18,469

The accompanying notes are an integral part of these consolidated financial statements.

JBoss, Inc.

Consolidated Statement of Operations

Year Ended December 31, 2005

(in thousands)
Subscription and services revenues	$17,020
Cost of goods sold	(6,276)

Gross profit	10,744

Operating expenses
Sales and marketing	11,456
Research and development	5,772
General and administrative	4,382

Total operating expenses	21,610

Loss from operations	(10,866)
Other income	65
Interest expense	(158)

Net loss	$(10,959)

The accompanying notes are an integral part of these consolidated financial statements.

JBoss, Inc.

Consolidated Statement of Stockholder’s Deficit

Year Ended December 31, 2005

	Common Stock		Additional Paid-in Capital	Deferred Compensation	Accumulated Other Comprehensive Income (loss)	Accumulated Deficit		Comprehensive Loss
(in thousands, except share amounts)	Shares	Amount					Total
Balance December 31, 2004	21,555,716	$22	$884	$(955)	$(10)	$(4,703)	$(4,762)

Issuance of warrants in connection with notes payable	—	—	178	—	—	—	178
Accretion of issuance cost to redemption value	—	—	(22)	—	—	—	(22)
Accumulated dividends on preferred stock	—	—	(523)	—	—	—	(523)
Common stock issued in connection with purchase of intangible assets	300,000	—	1,334	—	—	—	1,334
Exercise of employee stock options	589,292	1	49	—	—	—	50
Issuance of restricted common stock	431,250	—	43	—	—	—	43
Deferred compensation related to stock options	—	—	2,723	(2,723)	—	—	—
Stock based compensation expense	—	—	—	523	—	—	523
Other comprehensive income
Foreign currency translation adjustments	—	—	—	—	11	—	11	$11
Change in unrealized gain on investments in marketable securities	—	—	—	—	3	—	3	3
Net loss	—	—	—	—	—	(10,959)	(10,959)	(10,959)

Total comprehensive loss	—	—	—	—	—	—	—	$(10,945)

Balance December 31, 2005	22,876,258	$23	$4,666	$(3,155)	$4	$(15,662)	$(14,124)

The accompanying notes are an integral part of these consolidated financial statements.

JBoss, Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2005

(in thousands)
Cash flows from operating activities
Net loss	$(10,959)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	981
Stock-based compensation expenses	523
Changes in operating assets and liabilities
Accounts receivable	(2,670)
Prepaid expenses and other assets	(456)
Accounts payable and accrued expenses	1,775
Deferred revenue	8,444

Net cash used in operating activities	(2,362)

Cash flows from investing activities
Change in restricted cash	(5)
Purchase of intangible assets	(1,919)
Purchases of property and equipment	(1,525)
Purchases of investment securities	(674)
Proceeds from sales and maturities of investment securities	5,187

Net cash provided by investing activities	1,064

Cash flows from financing activities
Proceeds from issuance of exercise of stock options	50
Proceeds from notes payable	4,000

Net cash provided by financing activities	4,050

Effect of exchange rate changes on cash	14

Net increase in cash and cash equivalents	2,766

Cash and cash equivalents, beginning of year	3,569

Cash and cash equivalents, end of year	$6,335

Cash paid for interest	$77

Supplemental disclosure of noncash investing and financing activities
Issuance of warrants in connection with notes payable	$178
Issuance of common stock in connection with purchase of intangible assets	1,334

The accompanying notes are an integral part of these consolidated financial statements.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

1.	Nature of the Business

JBoss, Inc. (the “Company” or “JBoss”) was incorporated as a Delaware corporation in January, 2004. The Company is pioneering a second generation open source business model that the Company refers to as Professional Open Source.

The JBoss business model is currently based on a suite of middleware software products produced through open source communities and JBoss employees around the world, made available without charge to users, and enhanced by the use with the JBoss Network and JBoss Professional Services.

In 2005, JBoss introduced the JBoss Enterprise Middleware System (“JEMS”) and the JBoss Network in order to meet the more broad-based desires of enterprise customers. JEMS is an architecture developed via open source technologies, and designed for “plug and play” with other leading technologies to bring greater flexibility and technology choice to the end user.

The Company derives its revenue by providing free access to its software products and charging for maintenance and technical support for its users. The Company also provides professional services and training. However, the Company is still devoting extensive efforts toward product research and development and accordingly is subject to a number of risks common to rapidly growing, technology-based companies, including a limited operating history, dependence on key individuals, competition from established companies, the development of commercially viable products, the uncertainty of future profitability and the continued availability of capital resources necessary to fund product development.

The Company was acquired by Red Hat, Inc. on June 2, 2006 (Note 13).

2.	Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of certain accounting policies as described below and elsewhere in these notes to financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates relate to the valuation of accounts receivables, carrying value of the Company’s intangible assets, and accrued liabilities. Actual results could differ from those estimates.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

Revenue Recognition

The Company recognizes revenue in accordance with Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”), as amended by Statement of Position No. 98-9, Modification of SOP 97-2, and Staff Accounting Bulletin No. 104. The Company establishes persuasive evidence of an arrangement for each type of revenue transaction based on either a signed contract with the end customer or, in the case of individual training seats, through receipt of payment which indicates acceptance of the Company’s training agreement terms.

Subscription Revenue

Subscription revenue is comprised of direct and indirect sales of JBoss support offerings for the JBoss suite of software products. Support offerings include maintenance and technical support for users. Accounts receivable and deferred revenue are recorded at the time a customer enters into a binding subscription agreement for the purchase of a subscription, the subscription services are made available to the customer and the customer is billed. The deferred revenue amount is recognized ratably over the life of the subscription. JBoss subscriptions are generally offered from one- to three-year base subscription periods; the majority of the Company’s subscriptions have one-year terms.

Subscription arrangements with large enterprise customers often have contracts with multiple elements (e.g., support, training, consulting and other services). The Company allocates revenue to each element of the arrangement based on vendor-specific objective evidence of its fair value when the Company can demonstrate sufficient evidence of the fair value of at least the elements that are undelivered. The fair value of each element in multiple element arrangements is established by either (i) providing the customer with the ability during the term of the support arrangement to renew at a specified rate or price or (ii) selling the services on a stand-alone basis.

Services Revenue

Services revenue includes revenues derived from the sale of consulting and training services. Consulting services consist of daily arrangements, and revenue is recognized as these services are performed. Revenue for customer training is recognized on the dates the services are delivered.

Cash and Cash Equivalents

The Company considers investments in money market type mutual funds and highly liquid investments purchased with maturities of three months or less at the date of acquisition to be cash equivalents.

Restricted Cash

The Company has restricted cash consisting of a certificate of deposit, supporting a letter of credit, of $108,000 at December 31, 2005 in connection with its facility lease maturing in 2010.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash equivalents, investments, accounts receivable, accounts payable and other accrued expenses, approximate their fair values due to the short term nature of these instruments. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable approximates their fair value.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

Concentration of Credit Risk and Significant Customers

Statement of Financial Accounting Standards (“SFAS”) No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet risks and credit risk concentrations. The Company has no financial instruments with off-balance-sheet risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with financial institutions of a high credit rating which invest predominantly in US Government instruments, investment-grade corporate bonds and certificates of deposit guaranteed by banks which are members of the FDIC. The Company has cash deposited outside the United States of America of approximately $900,000 to fund international operations. The concentration of credit risk with respect to accounts receivable is minimized by the Company’s assessment of the creditworthiness of its customers. At December 31, 2005, no customer accounted for more than 10% of accounts receivable. For the year ended December 31, 2005, no customer accounted for more than 10% of total revenues.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable balances. The Company determines the allowance based on historical write-off experience, and reviews this allowance quarterly. Past due balances over 90 days are reviewed individually for collectibility.

Property and Equipment

Property and equipment are carried at cost and depreciated over the estimated useful lives using the straight-line method. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of net income or loss.

Asset Classification	Estimated Useful Life
Computer equipment	3 years
Software	2-3 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of estimated useful life or life of the lease

The Company accounts for operating lease incentive payments received from the lessor in accordance with SFAS No. 13, Accounting for Leases (“SFAS 13”). Under SFAS 13, leasehold improvements made by lessee that are funded by landlord incentives or allowances under an operating lease should be recorded by the lessee as leasehold improvement assets and amortized over the shorter of their economic lives or the lease term. The Company records landlord incentives received as deferred rent incentive and amortizes those amounts as deductions to lease expense over the lease term.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to the assets or the business to which the assets relate. Impairment losses are measured as the amount by which the carrying value exceeds the fair value of the assets. The Company did not recognize any expense in 2005 related to impairment of long-lived assets.

Research and Development Software Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. No software development costs were capitalized during 2005, since costs incurred subsequent to establishment of technological feasibility were not material.

Accounting for Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations for options granted to employees and directors. SFAS No. 123, Accounting for Stock-Based Compensation, established the fair-value-based method of accounting for stock-based compensation. The Company has adopted the disclosure-only requirements for options granted to employees and directors under SFAS No. 123, which requires disclosure of the pro forma effects on earnings as if SFAS No. 123 had been adopted, as well as certain other information.

The assumptions used to calculate the fair value of stock options issued for the year ended December 31, 2005:

Weighted-average risk-free interest rate	3.72%-4.46%
Expected dividend yield	—
Expected life	5.0
Expected volatility	75%

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123:

Net loss, as reported	$(10,959)
Add back: Stock based compensation included in net loss	523
Deduct: Stock-based employee compensation expense determined under fair value based method	(674)

Pro forma net loss	$(11,110)

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

The Company recorded deferred compensation of $2.7 million during the year ended December 31, 2005, to reflect the difference between the aggregate market value of the underlying shares of stock and the exercise price of all stock options granted with an exercise price below the fair value of the Company’s common stock at the date of the grant. Deferred compensation is amortized over the vesting period of the related stock options and restricted stock. The Company recognized $523,000 in noncash stock-based compensation expense related to amortization of deferred compensation during the year ended December 31, 2005.

Cost of Revenue

Cost of revenue includes personnel costs associated with training, maintenance, professional services and amortization of technology-related intangible assets.

Advertising Costs

The Company charges the cost of advertising to expense as incurred, and includes those costs in selling and marketing expenses in the statement of operations. Such costs were immaterial for the year ended December 31, 2005.

Deferred Taxes

The Company accounts for income taxes using the liability method that requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax bases of its assets and liabilities and for tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The Company has recorded a full valuation allowance against its net deferred tax assets due to uncertainty of realization of these deferred tax assets. No provision for income taxes was recorded for the year ended December 31, 2005 due to the recurring losses incurred.

Foreign Currency Translation

The local currency has been determined to be the functional currency for the Company’s foreign operations.

Foreign exchange gains and losses, which result from the process of remeasuring foreign currency transactions into the appropriate functional currency, are included in other income in the Company’s consolidated statement of operations. The translation of foreign currency financial statements into U.S. dollars is included in other comprehensive income, which is a separate component of stockholders’ equity. Net foreign exchange losses, included in other income, was $11,000 for the year ended December 31, 2005.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires a full set of general purpose financial statements to be expanded to include the reporting of “comprehensive income.” Comprehensive income is comprised of two components, net income and other comprehensive income. For the year ended December 31, 2005, the only items qualifying as other comprehensive income were unrealized gain on investments and foreign currency translation.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

3.	Property and Equipment

Property and equipment consists of the following:

Computer equipment	$1,033
Software	357
Furniture and fixtures	307
Leasehold improvements	688

Total property and equipment	2,385
Less: Accumulated depreciation	(557)

Property and equipment, net	$1,828

Depreciation expense totaled $481,000 for the year ended December 31, 2005.

4.	Intangible Assets

Other assets are primarily identifiable finite-life intangible assets which consist primarily of purchased technologies, trademarks, and copyrights, which are amortized over their estimated useful life. Useful lives range from three to five years for purchased technologies to ten years for trademarks, copyrights and patents.

For the year ended December 31, 2005, the Company amortized $500,000 of the intangible assets. Estimated future amortization is $1,229,000, $1,104,000, $784,000 and $113,000 for fiscal years ending December 31, 2006, 2007, 2008 and 2009, respectively.

5.	Notes Payable

In September 2005, the Company entered into a loan and security agreement with a lender that provided an $8 million loan commitment to the Company. On September 30, 2005, the Company issued a promissory note in the amount of $4 million under the loan and security agreement. The note provided for an interest rate of prime plus 3.5%, which amounted to 10.25% at December 31, 2005.

Amounts outstanding under the loan agreements as of December 31, 2005 are due as follows:

2006	$1,456
2007	1,805
2008	1,474

4,735
Less amount representing interest	(736)
Less current portion of note payable	(1,032)

Loan payable, long-term	$2,967

The Note carries certain nonfinancial covenants including periodic financial reporting. The Company was in compliance with the nonfinancial covenants at December 31, 2005.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

In connection with issuance of the Note, the Company issued warrants to purchase 160,000 shares of the Company’s Series A redeemable convertible preferred stock (“Series A preferred stock”) at $2.50 per share, subject to certain antidilutive adjustments. The purchase rights represented by the warrants are exercisable at the option of the holder. The warrants are convertible into shares of Series A preferred stock any time during the term of the warrants. The warrants have been valued at $178,000 using an option valuation model, assuming a weighted-average risk free rate of return of 4.07%, an expected life of three years, 75% volatility and no dividends. The Company recorded the fair value of the warrants to additional paid-in capital and the corresponding deferred financing costs in other assets. For the year ended December 31, 2005, $15,000 of the deferred financing cost was amortized as interest expense.

6.	Accrued Liabilities

Accrued liabilities consist of the following:

Accrued commission	$730
Accrued bonus and payroll	709
Professional services	462
Other	654

$2,555

7.	Redeemable Convertible Preferred Stock

In February 2004, the Company issued 9,974,533 shares of Series A redeemable convertible preferred stock (“Series A preferred stock”) at a price of $1.0025532 per share for gross proceeds of $10,000,000.

The following are the rights and preferences of Series A preferred stock:

Voting

The holders of the Series A preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Dividends

The holders of the Series A preferred stock are entitled to receive cumulative dividends at the rate of $0.0501277 per share per annum, payable in preference and priority to any payment of any dividend on common stock whether or not earned or declared by the Board of Directors. No dividends or other distributions shall be made with respect to the common stock, until all declared dividends on the Series A preferred stock have been paid. Through December 31, 2005, no dividends have been declared or paid by the Company.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding Series A preferred stock shall receive for each share an amount equal to the sum of $1.0025532 per share of Series A preferred stock, respectively, plus any accrued dividends whether or not declared, payable in preference and priority to any payments made to the holders of the then outstanding common stock.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

Conversion

Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time. The initial conversion price of Series A preferred stock is $1.0025532, and is subject to adjustment in accordance with antidilution provisions contained in the Company’s Articles of Incorporation. Conversion is automatic immediately upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $3.0076596 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the aggregate proceeds raised exceed $25,000,000. At December 31, 2005, 9,974,533 shares of the Company’s common stock have been reserved for conversion.

Redemption

The holders of at least a majority of the outstanding Series A preferred stock may, by written request delivered after February 19, 2009, require the Company to redeem the preferred stock by paying in cash a sum equal to 100% of the original purchase price of the preferred stock plus any accrued but unpaid dividends. Payments may be made in three annual installments commencing 60 days after the Company has received the redemption request.

If the Company does not have sufficient funds legally available to redeem all shares of Series A preferred stock to be redeemed at the redemption date, then the Company shall redeem such shares ratably to the extent possible and shall redeem the remaining shares as soon as sufficient funds are legally available.

8.	Common Stock

At December 31, 2005, the Company has authorized 69,676,553 shares of which 59,702,020 shares are designated as common stock and 9,974,533 are designated as preferred stock. The preferred stock is designated as 9,974,533 shares of Series A preferred stock, all of which are issued and outstanding as of December 31, 2005 (Note 7).

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of the holders of the Series A preferred stock.

In addition, at December 31, 2005, the Company has outstanding shares of common stock which are subject to stock restriction agreements (the “Restriction Agreements”). Pursuant to the Restriction Agreements, the Company has the right to repurchase any unvested shares of common stock in the event of termination of employment. The restrictions lapse beginning in February 2005 through February 2007. At December 31, 2005, 918,751 shares remain subject to restrictions under these agreements and are recorded in accrued liabilities on the balance sheet.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

9.	Stock Option Plan

In 2004, the Company adopted the 2004 Stock Option and Incentive Plan (the “Plan”) under which 8,977,300 shares of the Company’s common stock were reserved for issuance to employees, directors and consultants. In September 2005, the Company amended the Plan to reserve 10,500,000 shares of the Company’s common stock for issuance. Options granted under the Plan may be incentive stock options or nonqualified stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable; however, except in the case of options granted to officers and directors, options shall become exercisable at a rate of not less than 25% per year over four years from the date the options are granted. The exercise price of incentive stock options and nonqualified stock options shall be set at the Board’s discretion.

The following table summarizes the activity of the Company’s stock option plan:

	Number of Shares	Weighted Average Exercise Price
Outstanding - December 31, 2004	6,065,864	$0.07

Granted	2,318,250	0.50
Exercised	(589,292)	0.08
Forfeited	(469,620)	0.23

Outstanding - December 31, 2005	7,325,202	$0.20

Exercisable at December 31, 2005	3,580,139

Weighted average grant date fair value	$0.17

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding		Options Exercisable
Weighted Average Exercise Price	Number of Shares	Weighted Average Remaining Contractual Life (Years)	Number of Shares
$ 0.001	1,567,200	8.1	1,567,200
0.10	3,586,752	8.3	1,829,211
0.50	2,171,250	9.4	183,728

	7,325,202		3,580,139

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

10.	Income Taxes

Reconciliation between expected income taxes computed at the federal rate and the provision for income taxes is as follows at December 31, 2005:

	Tax (Benefit) Expense	Percentage
Federal rate	$(3,726)	34.00%
U.S. permanent differences	47	(0.43)%
State taxes	(343)	3.13%
Foreign tax differential	175	(1.60)%
Change in valuation allowance	3,847	(35.10)%

	$—	0.00%

The worldwide loss of $10.96 million is comprised of $8.79 million and $2.17 million federal and foreign losses from operations, respectively. The components of deferred income taxes as of December 31, 2005 are as follows:

Accruals and reserves	$127
Deferred revenue	154
Stock-based compensation	222
Depreciation and amortization	65
Net operating loss	5,169
Foreign net operating loss	798
Other	18

Total deferred tax assets	6,553
Valuation allowance	(6,308)

Net deferred tax assets	$245

Deferred tax liabilities
Prepaids	(135)
Amortization of license fee	(110)

Total deferred tax liabilities	(245)

Net tax assets (liabilities)	$—

The Company has federal and state NOL carryforwards at December 31, 2005 of approximately $13.6 million. The NOL carryforwards will begin to expire in 2024. There is also a capital loss carryforward of $27,000 at December 31, 2005 that will expire in 2010.

Due to historical losses, the Company has not recorded any tax benefit provisions in its income statement since the future realization of such losses is uncertain. In 2005, the Company recorded a full valuation allowance against its U.S. net deferred tax assets due to the uncertainty of ultimate realization. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

differences are deductible. In making this determination, management considers all available positive and negative evidence affecting specific deferred tax assets, including the Company’s past and anticipated future performance, the reversal of deferred tax liabilities, and the implementation of tax planning strategies.

The Company considers the undistributed earnings of certain foreign subsidiaries to be permanently reinvested under APB 23. Accordingly, no provision for U.S. federal and state income taxes has been made thereon.

11.	401(k) Savings Plan

During 2004, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. Through December 31, 2005 there were no contributions made to the plan by the Company.

12.	Commitments and Contingencies

The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was $575,000 for the year ended December 31, 2005.

Future minimum lease payments under noncancelable operating leases at December 31, 2005 are as follows:

Year Ending December 31,	Operating Leases
2006	$837
2007	1,078
2008	956
2009	852
2010	685
Thereafter	27

$4,435

Guarantor Agreements

Under the Company’s by-laws, the Company must indemnify its officers and directors against all liabilities incurred or threatened by reason of serving in such capacity. The maximum potential amount of future payments the Company could be required to make under these, indemnification agreements in unlimited; however, the Company has a Director and Officer insurance policy that limits its exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company’s insurance policy coverage, it believes the estimated fair value of these indemnification arrangements is minimal.

JBoss, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

13.	Subsequent Events

On April 7, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the satisfaction or waiver of the conditions in the Merger Agreement, the Company will be acquired by Red Hat, Inc., a Delaware corporation. The base consideration to be paid by Red Hat at the closing pursuant to the Merger Agreement for all the outstanding equity of JBoss is approximately $350 million. Red Hat is also obligated to pay up to an additional $70 million pursuant to the Merger Agreement at specified times during the two years after the closing depending upon achievement of certain performance milestones related to sales of JBoss products and services during calendar years 2006 and 2007. The consideration to be paid by Red Hat in connection with the merger will consist of approximately 40% in cash and approximately 60% in shares of Red Hat common stock. The number of shares to be issued by Red Hat will be calculated based on the average closing price for such shares over a 20-trading day period preceding the closing. The amount of consideration to be paid is subject to adjustment based on the net working capital of JBoss on the closing date. The closing of the transaction is conditioned upon customary closing conditions, including the receipt of any necessary regulatory approvals. The stockholders of JBoss approved the merger on April 7, 2006.

The acquisition of JBoss by Red Hat closed on June 2, 2006.